                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated December 18, 1998 (except for Note 18 as to which the date is January 7, 1999), and March 25, 1998, on our audits of the consolidated financial statements and financial statement schedule, respectively, of Perot Systems Corporation and Subsidiaries. We also consent to the references to our firm under the captions "Experts", "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data."

                                             /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 28, 1999